Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

June 24, 2026

Cardinal Infrastructure Group Inc.
100 E. Six Forks Road, #300
Raleigh, North Carolina 27609

Ladies and Gentlemen:

We have represented Cardinal Infrastructure Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 on the date hereof pursuant to Rule 462(b) (as amended, the “Additional Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”). The Additional Registration Statement relates to the registration of the offer and sale by the Company of up to 287,500 shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company, including 37,500 shares which may be offered and sold pursuant to the exercise of the underwriters’ option to purchase additional shares of Class A Common Stock. The term “Shares” shall include any additional shares of Class A Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1, File No. 333-296958, as amended (the “Original Registration Statement”, together with the Additional Registration Statement, the “Registration Statements”), of the Company, filed with the Commission pursuant to the Securities Act.

As counsel to the Company, we have examined (i) the Registration Statements; (ii) the Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) of the Company dated December 9, 2025; (iii) the Amended and Restated Bylaws of the Company dated December 9, 2025; and (iv) the form of underwriting agreement (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Original Registration Statement. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. The Company’s board of directors and/or a duly authorized committee thereof has taken and will take, from time to time, corporate action relating to the offering of the Shares (“Corporate Proceedings”).

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Cardinal Infrastructure Group Inc.
June 24, 2026

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms.

We have also assumed that (i) the Original Registration Statements has been declared effective by the Commission and that the Additional Registration Statement became effective upon filing; (ii) all Shares will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statements and the Prospectus; (iii) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto; (iv) the Shares will be sold and delivered at the price and in accordance with the terms of the Underwriting Agreement and as set forth in the Registration Statements and the Prospectus; (v) the issue price for the Shares will be at a price not less than the par value of such Shares; and (vi) the Corporate Proceedings with respect to the Shares and their offering and issuance will have been completed.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied upon certificates and comparable documents of the responsible officers of the Company and of public officials.

Based upon and subject to the foregoing and other qualifications and limitations set forth herein and having regard for legal considerations which we deem relevant, we are of the opinion that the Shares, when they have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other country, state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Additional Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP